UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

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InVivo Therapeutics Holdings Corp.

(Name of Registrant as Specified in its Charter)

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InVivo Therapeutics Announces Adjournment of Annual Meeting
Scheduled to Reconvene on July 2, 2019

-    Company urgently encourages stockholders to vote    -

CAMBRIDGE, Mass. (June 14, 2019) – InVivo Therapeutics Holdings Corp. (Nasdaq: NVIV) today announced that its 2019 Annual Meeting of Stockholders, scheduled for June 11, 2019, was convened and adjourned without any business being conducted due to the fact that quorum was not achieved. The Annual Meeting will be reconvened July 2, 2019 to allow more opportunity for stockholders to vote on all proposals described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (SEC) on April 25, 2019.

It has come to the Company’s attention that certain stockholders may have been unable to vote their shares through their broker or financial institutions, particularly if such shares are held through European institutions.  The Company encourages any stockholder that has not received communications from their brokers or banks or is uncertain if its shares have been voted to contact the Company’s proxy specialists at the number listed below in order to help facilitate the voting of shares.

In order for the Company to achieve quorum, the Company’s board of directors and management respectfully requests all such holders as of the record date to please vote their proxies as soon as possible, but no later than July 1, 2019 at 11:59 pm ET. The Company also reminds holders to inquire with their voting institutions about any additional clearing time that may be required to forward voting instructions to the Company in advance of the July 1, 2019 deadline. The record date for the Annual Meeting remains April 22, 2019. Company stockholders as of the record date can vote, even if they have subsequently sold their shares. Stockholders who have previously submitted their proxy or otherwise voted and who do not want to change their vote need not take any action.

For questions relating to the voting of shares or to request additional or misplaced proxy voting materials, the Company’s proxy specialists may be reached at 1-888-742-1305 between the hours of 9:00 a.m. and 6:00 p.m. Eastern time Monday through Friday.

Stockholders who hold their shares through a bank or broker can vote through Broadridge using one of the methods below:

Vote By Internet	Vote By Telephone	Vote By Mail

http://www.proxyvote.com

Use the Internet to transmit your voting instructions until 11:59 p.m. Eastern Time on Monday, July 1, 2019.  Have your proxy card in hand when you access the website.  You will be prompted to enter your control number to create and submit an electronic ballot.

1-800-454-8683(VOTE)

Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Time on Monday, July 1, 2019.  Have your proxy card in hand when you call.  You will be prompted to enter your control number; and then follow the directions given.

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Registered stockholders (stockholders who do not hold their shares through a bank or broker) are urged to complete, sign, date and mail their proxy card at their earliest convenience. Any registered stockholder who would like to vote by telephone may call 866-894-0536. Registered stockholders may also vote online at www.cstproxyvote.com.

A copy of the company’s proxy statement as previously filed with the SEC is available at no charge on the SEC website at www.sec.gov. In addition, copies of the proxy statement and other documents may be obtained free of charge by accessing the Company’s website at www.invivotherapeutics.com or by contacting the Company’s Corporate Secretary at 617-710-1233 or by mail to Corporate Secretary, InVivo Therapeutics, One Kendall Square, Building 1400 West, Floor 4, Cambridge, MA 02139.

YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY!

About InVivo Therapeutics

InVivo Therapeutics Holdings Corp. is a research and clinical-stage biomaterials and biotechnology company with a focus on treatment of spinal cord injuries. The company was founded in 2005 with proprietary technology co-invented by Robert Langer, Sc.D., Professor at Massachusetts Institute of Technology, and Joseph P. Vacanti, M.D., who then was at Boston Children’s Hospital and who now is affiliated with Massachusetts General Hospital. The publicly traded company is headquartered in Cambridge, MA. For more details, visit www.invivotherapeutics.com.

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